UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/21/2008

Aleritas Capital Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51423

Delaware	20-2679740
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7400 College Boulevard, Suite 250
Overland Park, Kansas 66210
(Address of principal executive offices, including zip code)

(913) 323-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K amends Item 5.02 of the Form 8-K filed by Aleritas Capital Corp. (the "Company") on October 21, 2008. This amended Form 8-K correctly states the basis for the appointment of David D. Zeglis to the board of directors of the Company and does not otherwise change the disclosure of the previous Form 8-K.

On October 15, 2008, Robert D. Orr resigned as a director of the Company and all of its subsidiaries.

On October 20, 2008, Brooke Corporation, majority stockholder of the Company, appointed David D. Zeglis as sole director of the Company. This appointment was made by Brooke Corporation by consent as allowed under Section 228 of the General Corporation Law of the State of Delaware.

On October 20, 2008, Carl Baranowski was appointed by the board as President, Chief Executive Officer and Secretary of the Company. During the past five years, Mr. Baranowski has served as counsel for Jabil Circuit, Inc. an electronic manufacturing and design services provider and as general counsel of Honeywell Advanced Circuits, Inc. Mr. Baranowski has two Bachelor of Science degrees and a Master of Science degree from the Massachusetts Institute of Technology. Mr. Baranowski also has a law degree and MBA degree from Stanford University. Mr. Baranowski previously served as General Counsel of the Company, and he will continue to serve as General Counsel.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aleritas Capital Corp.

Date: October 21, 2008	By:	/s/ Carl Baranowski
Carl Baranowski
General Counsel